UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 N.E. Pine Island Road, Suite 5D Cape Coral, Florida	33909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 7.01	Regulation FD Disclosure.

On March 15, 2022, Legacy Education Alliance, Inc. (the “Company”) issued a press release announcing its strategic initiatives for the next 12 months, including to effect a Nasdaq uplisting. In connection with this initiative, Legacy Education is releasing a presentation outlining its business and Nasdaq uplisting strategy.

The Company is also releasing a presentation that management intends to make in Dubai, as well as a transcript of video presentations the Company intends to release over social media and other forums.

The foregoing summary of the press release does not purport to be complete and is qualified in its entirety by reference to the full text of the press release. The press release, strategy presentation, management presentation and video transcript, which are furnished as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this Current Report on Form 8-K, are incorporated herein by reference. The information in this report (including Exhibits 99.1, 99.2, 99.3 and 99.4) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibits 99.1, 99.2, 99.3 and 99.4).

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release
99.2	Business Strategy and Nasdaq Uplist Plan Presentation
99.3	Management Presentation
99.4	Video Transcript
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: March 15, 2022	By:	/s/ Barry Kostiner
	Name:	Barry Kostiner
	Title:	Interim Chief Executive Officer